FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                PHH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


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                      Maryland                        52-0551284
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      (State of Incorporation or Organization)     (I.R.S. Employer
                                                  Identification no.)
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                   1 Campus Drive
               Parsippany, New Jersey                    07054
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      (Address of Principal Executive Offices)        (Zip Code)
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


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              Title of Each Class          Name of Each Exchange on Which
              to be so Registered          Each Class is to be Registered
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            7.550% PHH InterNotes(R)             New York Stock Exchange
            due September 15, 2017
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

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Securities Act registration statement file number to which this form relates:
333-46434

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's securities to be registered hereunder is incorporated by reference herein to the descriptions included under the section captioned "Description of the Debt Securities" in the Company's Registration Statement on Form S-3 (File No. 333-46434) filed by the Company with the Securities and Exchange Commission (the "Commission") on September 22, 2000, as amended by Amendment No. 1 thereto, filed with the Commission on November 2, 2000, (such registration statement, as so amended, the "Registration Statement"), the section captioned "Description of Notes" in the Prospectus Supplement of the Company filed with the Commission on June 3, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and the material regarding CUSIP Number 69334WBM2 set forth in Pricing Supplement No. 9 filed with the Commission on September 13, 2002, pursuant to Rule 424(b) under the Act, each of which shall supplement the Prospectus contained in the Registration Statement.

ITEM 2.           EXHIBITS

Exhibit
 Number           Description of Exhibit
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   1.             Amended and Restated Articles of Incorporation of PHH
                  Corporation (Incorporated by reference to Exhibit 3-1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002).

   2. By-laws of PHH Corporation, as amended and restated through October 15, 1990 (Incorporated by reference to Exhibit 3-1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

   3. Selling Agent Agreement by and among PHH Corporation and the Agents named therein dated as of May 30, 2002 (Incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed on June 4, 2002).

   4. Indenture, dated as of November 6, 2000, between PHH Corporation and Bank One Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.0 to the Company's Current Report on Form 8-K filed on December 12, 2000).

   5. Supplemental Indenture No. 1, dated as of November 6, 2000, between PHH Corporation and Bank One Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on December 12,
                  2000).

   6. Supplemental Indenture No. 3, dated as of May 30, 2002, between PHH Corporation and Bank One Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 4, 2002).

   7. Form of PHH Corporation InterNotes (Incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:   December 2, 2004


                                PHH CORPORATION


                                By: /s/ Eric J. Bock
                                    _________________________________
                                Name:   Eric J. Bock
                                Title:  Executive Vice President, Law
                                        and Corporate Secretary